EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 French Stock Option Plan of Sun Microsystems, Inc., of our reports dated July 16, 1997, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K, as amended on Form 10-K/A) for the year ended June 30, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP


                                        /s/ ERNST & YOUNG LLP

November 19, 1997
Palo Alto, California